      As filed with the Securities and Exchange Commission on April 1, 2002
                                                      Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  iVILLAGE INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                       13-3845162
       (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                       Identification No.)

            500-512 Seventh Avenue                               10018
              New York, New York                               (Zip Code)
       (Address of Principal Executive Offices)

                       iVILLAGE INC. AMENDED AND RESTATED
                      1999 NON-QUALIFIED STOCK OPTION PLAN,
                        AS AMENDED BY AMENDMENT NUMBER 2

               iVILLAGE INC. 2001 NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plans)

                              Douglas W. McCormick
                      Chairman and Chief Executive Officer
                                  iVillage Inc.
                       500-512 Seventh Avenue, 14th Floor
                            New York, New York 10018
                     (Name and address of agent for service)

                                 (212) 600-6000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Michael A. Gilbert
                                 General Counsel
                                  iVillage Inc.
                       500-512 Seventh Avenue, 14th Floor
                            New York, New York 10018
                                 (212) 600-6000

                         CALCULATION OF REGISTRATION FEE


                                                  Proposed Maximum       Proposed
Title of Securities          Amount To Be         Offering Price Per     Maximum Aggregate      Amount of
To Be Registered             Registered(1)        Share(2)               Offering Price(2)      Registration Fee
---------------------------- -------------------- ---------------------- ---------------------- --------------------
Common Stock, par value
$.01 per share............                22,500                  $2.65                $59,625
---------------------------- -------------------- ---------------------- ---------------------- --------------------
                                         528,144                  $2.60             $1,373,174
                             -------------------- ---------------------- ---------------------- --------------------
                                           1,500                  $2.50                 $3,750
                             -------------------- ---------------------- ---------------------- --------------------
                                           7,500                  $2.45                $18,375
                             -------------------- ---------------------- ---------------------- --------------------
                                          12,500                  $2.44                $30,500
                             -------------------- ---------------------- ---------------------- --------------------
                                           1,500                  $2.42                 $3,630
                             -------------------- ---------------------- ---------------------- --------------------
                                          12,500                  $2.21                $27,625
                             -------------------- ---------------------- ---------------------- --------------------
                                           1,000                  $2.16                 $2,160
                             -------------------- ---------------------- ---------------------- --------------------
                                          20,000                  $1.80                $36,000
                             -------------------- ---------------------- ---------------------- --------------------
                                           3,000                  $1.78                 $5,340
                             -------------------- ---------------------- ---------------------- --------------------
                                           5,000                  $1.75                 $8,750
                             -------------------- ---------------------- ---------------------- --------------------
                                           2,500                  $1.71                 $4,275
                             -------------------- ---------------------- ---------------------- --------------------
                                          10,000                  $1.56                $15,600
                             -------------------- ---------------------- ---------------------- --------------------
                                           5,000                  $1.49                 $7,450
                             -------------------- ---------------------- ---------------------- --------------------
                                           5,000                  $1.43                 $7,150
                             -------------------- ---------------------- ---------------------- --------------------
                                         100,000                  $1.39               $139,000
                             -------------------- ---------------------- ---------------------- --------------------
                                         863,356                  $1.32             $1,139,629
                             -------------------- ---------------------- ---------------------- --------------------
                                           7,500                  $1.26                 $9,450
                             -------------------- ---------------------- ---------------------- --------------------
                                       1,329,500                  $1.24             $1,648,580
                             -------------------- ---------------------- ---------------------- --------------------
                                          12,500                  $1.16                $14,500
                             -------------------- ---------------------- ---------------------- --------------------
                                           1,500                  $1.15                 $1,725
                             -------------------- ---------------------- ---------------------- --------------------
                                          25,000                  $1.04                $26,000
                             -------------------- ---------------------- ---------------------- --------------------
                                          20,000                  $1.03                $20,600
                             -------------------- ---------------------- ---------------------- --------------------
                                           1,000                  $0.95                   $950
                             -------------------- ---------------------- ---------------------- --------------------
                                           1,000                  $0.94                   $940
                             -------------------- ---------------------- ---------------------- --------------------
                                           1,000                  $0.69                   $690
---------------------------- -------------------- ---------------------- ---------------------- --------------------
             Totals.........           3,000,000                   ----             $4,605,468             $423
============================ ==================== ====================== ====================== ====================

         (1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares of the Registrant's Common Stock as may be issuable under the iVillage Inc. Amended and Restated 1999 Non-Qualified Stock Option Plan, as amended by Amendment Number 2, and the iVillage Inc. 2001 Non-Qualified Stock Option Plan in connection with stock splits, stock dividends or similar transactions.
         (2) Pursuant to Rule 457(h)(1), the proposed maximum offering price and the proposed maximum aggregate offering price have been calculated on the basis of $2.60 per share, the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Stock Market on March 26, 2002 with respect to options to purchase 528,144 shares of Common Stock, consisting of options to purchase 436,644 shares of Common Stock yet to be granted under the iVillage Inc. 2001 Non-Qualified Stock Option Plan and options to purchase 91,500 shares of Common Stock yet to be granted under the iVillage Inc. Amended and Restated 1999 Non-Qualified Stock Option Plan, as amended by Amendment Number 2, and on the basis of the exercise prices of options previously granted with respect to 2,471,856 shares of Common Stock.

                          INCORPORATION OF CONTENTS OF
                       REGISTRATION STATEMENT BY REFERENCE

         A Registration Statement on Form S-8 (File No. 333-63194) was filed by iVillage Inc. with the Securities and Exchange Commission (the "Commission") on June 15, 2001 covering the registration of shares of Common Stock authorized for issuance under the Amended and Restated 1999 Non-Qualified Stock Option Plan, as amended by Amendment Number 2 (the "1999 NQSO Plan"), and is hereby incorporated herein by reference. A filing fee was paid at the time that Registration Statement was filed. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,500,000 shares authorized for issuance under the 1999 NQSO Plan and 1,500,000 shares authorized for issuance under the 2001 Non-Qualified Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information *

Item 2. Registrant Information and Employee Plan Annual Information *

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to
Part I of Form S-8.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by iVillage Inc. (the "Registrant") with the Commission are hereby incorporated by reference into this Registration
Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

         (b) The Registrant's Current Reports on Form 8-K filed with the Commission on February 12, 2002 and February 15, 2002;

         (c) The Registrant's Tender Offer Statement on Schedule TO filed with the Commission on March 19, 2002; and

         (d) The description of the Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A (File No. 000-25469), including any subsequent amendment or report filed for the purpose of updating that description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 (except for any reports by the Registrant's Compensation or Audit Committees included therein) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The consolidated financial statements and financial statement schedule of the Registrant incorporated in this Registration Statement by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that PricewaterhouseCoopers LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 4. Description of Securities

         Inapplicable.

Item 5. Interests of Named Experts and Counsel

         The validity of the common stock offered hereby will be passed upon for the Registrant by Michael A. Gilbert, the Registrant's General Counsel. Mr. Gilbert has rights to acquire under certain employee benefit plans of the Registrant an aggregate of less than one percent of the Registrant's common stock.

Item 6. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.
Article XI of the Registrant's Restated Certificate of Incorporation and Article VI of the Registrant's By-Laws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation provides for such limitation of liability.

         The Registrant has obtained directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

         The Registrant has entered into indemnification agreements with directors and executive officers which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

Item 7. Exemption From Registration Claimed

         Inapplicable.

Item 8. Exhibits

         The following are filed as exhibits to this Registration Statement:


Exhibit
Number       Description
--------     -----------
5.1          Opinion of Michael A. Gilbert, General Counsel of the Registrant.
10.1         Amended and Restated 1999 Non-Qualified Stock Option Plan, as
             amended by Amendment Number 2 (incorporated by reference from Exhibit 10.8 to Registration Statement File No. 333-84532).
10.2         2001 Non-Qualified Stock Option Plan (incorporated by reference from Exhibit 10.1 to the Registrant's Form 10-Q Quarterly Report for the period ended September 30, 2001, File No. 000-25469).
23.1         Consent of PricewaterhouseCoopers LLP.
23.2         Consent of Michael A. Gilbert (contained in the opinion filed as
             Exhibit 5.1).
24.1         Power of Attorney (contained on signature page hereto).

Item 9. Undertakings

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                   Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of April, 2002.

                          iVILLAGE INC.
                          (Registrant)


                          By: /s/ Douglas McCormick
                             --------------------------------------------------
                              Douglas McCormick
                              Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Douglas McCormick and Steven A. Elkes, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                               Capacity                          Date
                ---------                               --------                          ----
        /s/ Douglas McCormick               Chairman of the Board and Chief               April 1, 2002
-------------------------------------            Executive Officer
          Douglas McCormick                 (Principal Executive Officer)


       /s/ Scott Levine                      Chief Financial Officer                       April 1, 2002
-------------------------------------        (Principal Financial and
            Scott Levine                     Accounting Officer)




                /s/ James Asher              Director                                 April 1, 2002
-------------------------------------
                  James Asher


              /s/ Cathleen Black             Director                                 April 1, 2002
-------------------------------------
                Cathleen Black


                /s/ Nancy Evans              Director                                 April 1, 2002
-------------------------------------
                  Nancy Evans


               /s/ John T. Healy             Director                                 April 1, 2002
-------------------------------------
                 John T. Healy


               /s/ Habib Kairouz             Director                                 April 1, 2002
-------------------------------------
                 Habib Kairouz


             /s/ Lennert J. Leader           Director                                 April 1, 2002
-------------------------------------
               Lennert J. Leader


             /s/ Edward T. Reilly            Director                                 April 1, 2002
-------------------------------------
               Edward T. Reilly


              /s/ Daniel Schulman            Director                                 April 1, 2002
-------------------------------------
                Daniel Schulman


               /s/ Alfred Sikes              Director                                 April 1, 2002
-------------------------------------
                 Alfred Sikes


                                  EXHIBIT INDEX


Exhibit
Number        Description
--------      -----------
5.1           Opinion of Michael A. Gilbert, General Counsel of the Registrant.
10.1          Amended and Restated 1999 Non-Qualified Stock Option Plan, as
              amended by Amendment Number 2 (incorporated by reference from Exhibit 10.8 to Registration Statement File No. 333-84532).
10.2          2001 Non-Qualified Stock Option Plan (incorporated by reference from Exhibit 10.1 to the Registrant's Form 10-Q Quarterly Report for the period ended September 30, 2001, File No. 000-25469).
23.1          Consent of PricewaterhouseCoopers LLP.
23.2          Consent of Michael A. Gilbert (contained in the opinion filed as
              Exhibit 5.1).
24.1          Power of Attorney (contained on signature page hereto).